UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

OncoCyte Corporation
 (Exact name of registrant as specified in its charter)

California	27-1041563
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 521-3390

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, no par value

Securities to be registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act): Yes ☐ No ☒

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2. Financial Information

The information required by this item is contained under the sections of the information statement entitled “Summary and Selected Financial Data,” “Capitalization,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties

The information required by this item is contained under the section of the information statement entitled “Business – Manufacturing – Facilities Required.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers

The information required by this item is contained under the section of the information statement entitled “Management” and “Security Ownership of Certain Beneficial Owners and Management.” Those sections are incorporated herein by reference.

Item 6. Executive Compensation

The information required by this item is contained under the sections of the information statement entitled “Management – Compensation of Directors” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Party Transactions; and Director Independence

The information required by this item is contained under the sections of the information statement entitled “Risk Factors – Risks Related to our Relationship with BioTime,” “Management,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners and Management – Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings

The information required by this item is contained under the section of the information statement entitled “Business – Legal Proceedings.” This section is incorporated herein by reference.

Item 9. Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Dividend Policy,” “Capitalization,” “The Distribution,” “Shares Eligible for Future Sale,” and “Description of Securities.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management — Certain Relationships and Related Party Transactions.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy” and “Description of Securities.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

The information required by this item is contained under the section of the information statement entitled “Management — Indemnification of Directors and Officers.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

The information required by this item is contained under the sections of the information statement entitled “Index to Audited Financial Statements” (and the financial statements referenced therein) and “Index to Unaudited Condensed Interim Financial Statements” (and the financial statements referenced therein). Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statement and Exhibits

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

(b) Exhibits.

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation, as amended*

3.2	By-Laws, as amended*

4.1	Specimen of Common Stock Certificate*

10.1	Shared Facilities Agreement, dated October 8, 2009 between OncoCyte Corporation and BioTime, Inc.*

10.2	Stock Option Plan, as amended*

10.3	Form of Employee Incentive Stock Option Agreement*

10.4	Form of Director/Consultant Option Agreement*

10.5	Employment Agreement, dated April 1, 2011, between OncoCyte Corporation and Karen Chapman*

10.6	Employment Agreement, dated June 15, 2015, between OncoCyte Corporation and William Annett*

10.7	Employment Agreement, dated August 1, 2015, between OncoCyte Corporation and Kristine Mechem *

10.8	Registration Rights Agreement dated October 15, 2009*

10.9	Amendment of Registration Rights Agreement, dated August 23, 2011*

10.10	Second Amendment of Registration Rights Agreement, dated May 8, 2015*

10.11	Subscription Agreement, dated May 8, 2015, between OncoCyte Corporation and George Karfunkel*

10.12	Subscription Agreement, dated May 8, 2015, between OncoCyte Corporation and Bernard Karfunkel*

10.13	Convertible Promissory Note, dated May 8, 2015, payable to BioTime, Inc.*

10.14	Agreement, dated June 26, 2015, between OncoCyte Corporation and George Karfunkel and Bernard Karfunkel*

10.15
Sponsored Research Agreement, dated September 18, 2013, between OncoCyte Corporation and The Wistar Institute of Anatomy and Biology (Portions of this exhibit have been omitted pursuant to a request for confidential treatment)*

10.16
First Amendment to the Sponsored Research Agreement, dated August 6, 2015, between OncoCyte Corporation and The Wistar Institute of Anatomy and Biology (Portions of this exhibit have been omitted pursuant to a request for confidential treatment)*

10.17	Subscription Agreement, dated September 29, 2015, between OncoCyte Corporation and BioTime, Inc.*

10.18	Second Amendment to the Sponsored Research Agreement, dated October 18, 2015, between OncoCyte Corporation and The Wistar Institute of Anatomy and Biology (Portions of this exhibit have been omitted pursuant to a request for confidential treatment)*

10.19	Third Amendment to Registration Rights Agreement, dated November 16, 2015*

10.20	Third Amendment to the Sponsored Research Agreement, dated December 1, 2015, between OncoCyte Corporation and The Wistar Institute of Anatomy and Biology*

99.1	Information Statement of OncoCyte Corporation†

* Previously filed.

† Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 29th day of December, 2015.

ONCOCYTE CORPORATION

By:	/s/ William Annett
William Annett
Chief Executive Officer